Exhibit 99.1

                 LTX Announces First Quarter Results


    NORWOOD, Mass.--(BUSINESS WIRE)--Nov. 16, 2006--LTX Corporation (NASDAQ: LTXX), a leading provider of semiconductor test solutions, today announced financial results for its fiscal year 2007 first quarter ended October 31, 2006.

    Sales for the quarter were $49,840,000, down 26% from prior quarter sales of $67,410,000, and up 11% from a year ago. Net income for the quarter was $4,590,000, or $0.07 per share on a GAAP basis, compared to net income for the 2006 fourth fiscal quarter of $13,929,000, or $0.22 per share on a GAAP basis. Sales for the 2006 first fiscal quarter were $44,951,000 and the net loss was $(8,383,000), or $(0.14) per share on a GAAP basis. Incoming orders for the first quarter of fiscal 2007 were $25 million.

    Dave Tacelli, chief executive officer and president, commented, "We achieved our profitability and gross margin guidance for the quarter even as business conditions slowed for LTX and for the rest of the industry. Despite this slowdown, our business model is generating positive cash flow, primarily driven by the strength of our X-Series success. Our strong product line-up provides us with the opportunity to win new business through the industry trough, and we remain focused on gaining market share."

    SECOND QUARTER FISCAL 2007 OUTLOOK

    For the quarter ending January 31, 2007, revenue is expected to be in the range of $34 million to $36 million, with gross margin of approximately 45%. Loss per share is projected to be in the range of $(0.05) to $(0.07), assuming 62 million fully diluted shares, and a 0% tax rate.

    The Company will conduct a conference call today, November 16, 2006, at 4:30 PM EST to discuss this release. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through December 14, 2006 via telephone by dialing 888.286.8010; passcode 10820957 or by visiting our web site at www.ltx.com.

    "Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin and earnings guidance, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

    ABOUT LTX

    LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. LTX's X-Series, the industry's most comprehensive family of production-proven, compatible test systems, delivers a scalable solution that provides the right test performance and the right cost of test. Combined with LTX's industry-leading applications engineering and customer service teams, the X-Series enables companies to accelerate their time to market, optimize test economics and stay ahead of the technology curve. Additional information can be found at www.ltx.com.

    LTX and Fusion are registered trademarks and enVision is a trademark of LTX Corporation.

    All other trademarks are the property of their respective owners.


                           LTX CORPORATION

                      CONSOLIDATED BALANCE SHEET
                            (In thousands)

                                                 October 31, July 31,
                                                    2006       2006
                                                 ----------- ---------
ASSETS
Current assets:
  Cash and Cash equivalents                        $ 73,448  $106,445
  Marketable Securities                              65,832    87,776
  Accounts receivable - trade                        32,532    38,704
  Accounts receivable - other                         1,549     3,269
  Inventories                                        29,360    29,847
  Prepaid Expense                                     4,257     4,156
                                                 ----------- ---------
    Total current assets                            206,978   270,197

Property and equipment, net                          37,476    37,633
Goodwill and other intangible assets                 15,287    15,462
Other assets                                          4,519     4,398
                                                 ----------- ---------
                                                   $264,260  $327,690
                                                 =========== =========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                $ 37,424  $ 70,071
  Accounts payable                                   22,059    20,995
  Deferred revenues and customer advances             2,638     3,646
  Deferred gain on leased equipment                     263       644
  Other accrued expenses                             25,607    31,554
                                                 ----------- ---------
  Total current liabilities                          87,991   126,910
                                                 ----------- ---------

Long-term debt, less current portion                 46,800    77,620
Long-term liability other                             5,617     5,521
Stockholders' equity                                123,852   117,639
                                                 ----------- ---------
                                                   $264,260  $327,690
                                                 =========== =========


                           LTX CORPORATION

                 CONSOLIDATED STATEMENT OF OPERATIONS

            (In thousands, except earnings per share data)


                                                       Three Months
                                                           Ended
                                                        October 31,
                                                     -----------------
                                                      2006     2005
                                                     -------- --------

Net sales                                            $49,840  $44,951

Cost of sales (includes stock-based compensation
 expense of $22 for Q1 FY07; $43 for Q1 FY06)         24,704   26,257

                                                     -------- --------
   Gross Margin                                       25,136   18,694

Engineering and product development expenses
 (includes stock-based compensation expense of $228
 for Q1 FY07; $231 for Q1 FY06)                       12,933   15,166


Selling, general and administrative expenses
 (includes stock-based compensation expense of $691
 for Q1 FY07; $430 for Q1 FY06)                        7,065    7,071

Reorganization costs                                       -    4,227
                                                     -------- --------

   Income (loss) from operations                       5,138   (7,770)

Interest income (expense), net                          (548)    (613)
                                                     -------- --------

Net income (loss)                                    $ 4,590  $(8,383)
                                                     ======== ========


Net income (loss) per share
Basic                                                $  0.07  $ (0.14)
Diluted                                              $  0.07  $ (0.14)


Weighted average shares:
Basic                                                 62,019   61,535
Diluted                                               62,445   61,535

    CONTACT: LTX Corporation
             Mark Gallenberger, 781-467-5417
             mark_gallenberger@ltx.com
             www.ltx.com